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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Nuevo Energy Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated May 12, 1998, contains an explanatory paragraph that states that the Company has given retroactive effect to the change in accounting for oil and gas properties from the full cost method to the successful efforts method.


August 20, 1998
                                     /s/ KPMG Peat Marwick LLP